Exhibit 10.1

AMENDMENT NO. 7

This AMENDMENT NO. 7 (this “Amendment No. 7”) is dated as of August 15, 2016, by and among Infor, Inc. (f/k/a GGC Software Holdings, Inc.), a Delaware corporation (“Holdco”), Infor (US), Inc. (f/k/a Lawson Software, Inc.), a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower identified as “Subsidiary Loan Parties” on the signature pages hereto (the “Subsidiary Loan Parties” and, together with Holdco, the “Guarantors”), the Amendment No. 7 Consenting Revolving Lenders (as defined below), Bank of America, N.A., as the administrative agent (in such capacity, the “Administrative Agent”), the Collateral Agent, the Issuing Bank, and the Swingline Lender, amends that certain Credit Agreement, dated as of April 5, 2012 (as amended, supplemented or otherwise modified from time to time, including pursuant to Refinancing Amendment No. 1, dated as of September 27, 2012, Amendment No. 2, dated as of June 3, 2013, Amendment No. 3 to Credit Agreement, dated as of October 9, 2013, Amendment No. 4, dated as of January 2, 2014, Amendment No. 5, dated as of January 31, 2014 and Amendment No. 6, dated as of April 22, 2014, the “Credit Agreement”), entered into among the Borrower, Holdco, the Lenders from time to time party thereto, the Administrative Agent and the other agents and arrangers named therein.

W I T N E S S E T H:

WHEREAS, the Borrower has requested to (i) pursuant to Section 2.24 of the Credit Agreement, effectuate an extension of the Initial Revolving Commitments (the “2016 Revolver Extension”) by making an Extension Offer to extend the termination date of the Initial Revolving Commitments existing immediately prior to the occurrence of the Amendment No. 7 Effective Date (as defined below) (collectively, the “Existing Revolving Commitments” and all the Revolving Loans thereunder, the “Existing Revolving Loans”), (ii) pursuant to Section 2.08 of the Credit Agreement, reduce the aggregate Revolving Commitments existing immediately prior to the occurrence of the Amendment No. 7 Effective Date from $150,000,000 to $120,000,000 (such reduction, the “2016 Revolver Commitment Reduction”), (iii) make certain amendments and other modifications to the Credit Agreement that shall be effective as to the Amendment No. 7 Consenting Revolving Lenders in connection with the 2016 Revolver Extension and 2016 Revolver Commitment Reduction (collectively, as set forth in Section 2 hereof, the “2016 Revolver Commitment Reduction/Extension Amendments”) and (iv) make certain other amendments to the Credit Agreement that shall be effective as to the Amendment No. 7 Extended Revolving Commitments and Amendment No. 7 Extended Revolving Loans as set forth herein (such other amendments, as set forth in Section 3 hereof, the “Other Amendments”);

WHEREAS, Section 2.24(c) and Section 9.02 of the Credit Agreement provide that the Credit Agreement and the other Loan Documents may be amended to effect an Extension Amendment for certain purposes with the consent of the Extending Revolving Loan Lenders;

WHEREAS, Section 2.24(a)(i) of the Credit Agreement allows the Extended Revolving Commitments (including the Amendment No. 7 Extended Revolving Commitments) to have terms that are more favorable to the Extending Revolving Loan Lenders (including the Amendment No. 7 Consenting Revolving Lenders) than the terms of the Initial Revolving Commitments so long as such more favorable terms only apply after the maturity date of the Initial Revolving Loans;

WHEREAS, the maturity date of the Initial Revolving Loans is April 5, 2017 and the Other Amendments set forth in Section 3 of this Amendment No. 7 shall only become effective on the Other Amendments Effective Date (as defined below);

WHEREAS, the 2016 Revolver Commitment Reduction/Extension Amendments set forth in Section 2 of this Amendment No. 7 shall become effective on the Amendment No. 7 Effective Date (as defined below);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the parties hereto agree as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined in this Amendment No. 7 shall be defined in accordance with the Credit Agreement.

Section 2. 2016 Revolver Commitment Reduction/Extension Amendments to Credit Agreement. Effective as of the Amendment No. 7 Effective Date (as defined in Section 5 hereof), the Credit Agreement is hereby amended as follows:

2.1 Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“Amendment No. 7” means that certain Amendment No. 7 to Credit Agreement, dated as of the Amendment No. 7 Effective Date, among Holdco, the Borrower, the Subsidiary Loan Parties, the Amendment No. 7 Consenting Revolving Lenders, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender.

“Amendment No. 7 Consenting Revolving Lender” means each Revolving Lender that has executed Amendment No. 7 on or prior to the Amendment No. 7 Effective Date. For the avoidance of doubt, the Amendment No. 7 Consenting Revolving Lenders constitute Extended Revolving Loan Lenders and Revolving Lenders.

“Amendment No. 7 Effective Date” means August 15, 2016.

“Amendment No. 7 Extended Revolving Commitments” means, as to each Revolving Lender that is an Amendment No. 7 Consenting Revolving Lender, the Initial Revolving Commitments of such Amendment No. 7 Consenting Revolving Lender immediately prior to the occurrence of the Amendment No. 7 Effective Date. For the avoidance of doubt (i) the Amendment No. 7 Extended Revolving Commitments constitute Extended Revolving Commitments and Revolving Commitments, (ii) the Initial Revolving Commitments of each Revolving Lender shall be deemed automatically reduced on the Amendment No. 7 Effective Date by the Amendment No. 7 Extended Revolving Commitments of such Revolving Lender and (iii) the Amendment No. 7 Extended Revolving Commitments shall constitute a separate “Class”. References to the “Amendment No. 7 Extended Revolving Commitments” shall mean the Amendment No. 7 Extended Revolving Commitment of each Lender taken together. The initial aggregate principal amount of the Lenders’ Amendment No. 7 Extended Revolving Commitments on the Amendment No. 7 Effective Date is $120,000,000 and the aggregate principal amount of the Initial Revolving Commitments as of the Amendment No. 7 Effective Date is $0.

“Amendment No. 7 Extended Revolving Loans” means the Extended Revolving Loans established pursuant to Amendment No. 7. For the avoidance of doubt,

the Amendment No. 7 Extended Revolving Loans (and any Swingline Loans in which any Amendment No. 7 Consenting Revolving holds a risk participation (funded or unfunded)) constitute Extended Revolving Loans, and the Amendment No. 7 Extended Revolving Loans (other than Swingline Loans) constitute Revolving Loans and any Swingline Loans in which an Amendment No. 7 Consenting Revolving Lender hold a participation (funded or unfunded) shall constitute Swingline Loans.

“Amendment No. 7 LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit in which Amendment No. 7 Consenting Revolving Lenders hold risk participations (funded or unfunded) denominated in Dollars at such time, (b) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit in which Amendment No. 7 Consenting Revolving Lenders hold risk participations (funded or unfunded) denominated in Euros or other Alternative Currency at such time, (c) the aggregate amount of all LC Disbursements made in respect of Letters of Credit in which Amendment No. 7 Consenting Revolving Lenders hold risk participations (funded or unfunded) made in Dollars that have not yet been reimbursed by or on behalf of the Borrower at such time and (d) the Dollar Equivalent of the aggregate amount of all LC Disbursements made in respect of Letters of Credit in which Amendment No. 7 Consenting Revolving Lenders hold risk participations (funded or unfunded) made in Euros or other Alternative Currency that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Amendment No. 7 Required Revolving Lenders” means, at any time, Amendment No. 7 Consenting Revolving Lenders (other than Defaulting Lenders) having Amendment No. 7 Revolving Exposures and unused Amendment No. 7 Extended Revolving Commitments (other than Swingline Commitments) representing more than 50% of the Amendment No. 7 Revolving Exposure and unused Amendment No. 7 Extended Revolving Commitments (other than Swingline Commitments) at such time (calculated, in each case, using the Exchange Rate in effect on the applicable date of determination). No Defaulting Lender shall be included in the calculation of Amendment No. 7 Required Revolving Lenders.

“Amendment No. 7 Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Amendment No. 7 Extended Revolving Loans denominated in Dollars outstanding at such time, (b) the Dollar Equivalent of the aggregate principal amount of the Amendment No. 7 Extended Revolving Loans denominated in Euros or other Alternative Currency outstanding at such time, (c) the Amendment No. 7 LC Exposure at such time and (d) the Amendment No. 7 Swingline Exposure at such time.

“Amendment No. 7 Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans in which the Amendment No. 7 Consenting Revolving Lenders hold a risk participation (funded or unfunded) in at such time.

2.2 The definition of “Revolving Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

‘“Revolving Maturity Date” means (i) with respect to the Initial Revolving Commitments, the fifth anniversary of the Closing Date, (ii) with respect to the Amendment No. 7 Extended Revolving Commitments, the seventh anniversary of the Closing Date, in each case with respect to clauses (i) and (ii), if such date is not a Business Day, the next preceding Business Day and (iii) with respect to any other specific Revolving Commitment, as the maturity of such Revolving Commitment shall have been extended by the holder thereof in accordance with the terms hereof.”’

2.3 Schedule 2.01 the Credit Agreement is hereby replaced with Schedule 2.01 attached hereto as Exhibit A.

2.4 Section 2.02(a) of the Credit Agreement is hereby amended by adding the following to the end of such Section 2.02(a): “For the avoidance of doubt, prior to the Revolving Maturity Date for the Initial Revolving Commitments, all Borrowings under the Revolving Commitments shall be made on a ratable basis among the Initial Revolving Commitments and the Amendment No. 7 Extended Revolving Commitments.”

2.5 In furtherance of the foregoing, the table of Revolving Commitments set forth in Schedule 2.01 to the Credit Agreement shall be replaced as of the Amendment No. 7 Effective Date with the table on Exhibit A hereto.

2.6 Section 2.04(c)(iv) of the Credit Agreement is hereby amended to add the following sentence immediately after the last sentence thereunder:

“For the avoidance of doubt, Swingline Loans shall be participated in on a ratable basis by Lenders holding Initial Revolving Commitments and Lenders holding Amendment No. 7 Extended Revolving Commitments.”

2.7 Section 2.04 of the Credit Agreement is hereby amended to add the following clause (g) at the end of such Section 2.04:

“(g) Provisions Related to Extended Revolving Commitments. If the maturity date in respect of any tranche of Revolving Commitments occurs while any Swingline Loans are then outstanding, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Swingline Loans shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.04(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall promptly (and in any event within one Business Day) prepay such Swingline Loan. If, for any reason, such prepayment by Borrower is not made or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in such Swingline Loans. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Swingline Loans issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Commitments, the sublimit for Swingline Loans shall be agreed with the Lenders under the extended tranches.”

2.8 Section 2.05(d) of the Credit Agreement is hereby amended to add the following sentence immediately after the last sentence thereunder:

“For the avoidance of doubt, Letters of Credit shall be participated on a ratable basis by Lenders holding Initial Revolving Commitments and Lenders holding Amendment No. 7 Extended Revolving Commitments.”

2.9 Section 2.08(b) of the Credit Agreement is hereby amended to add the following sentence immediately after the last sentence thereunder:

“For the avoidance of doubt, the Borrower may not terminate or permanently reduce the Amendment No. 7 Extended Revolving Commitments without also terminating or permanently reducing any then outstanding Initial Revolving Commitments on a pro rata (or greater) basis.”

2.10 Section 2.11(a) of the Credit Agreement is hereby amended by adding the following to the end of such Section 2.11(a): “For the avoidance of doubt, prior to the Revolving Maturity Date for the Initial Revolving Commitments, all prepayments under this Section 2.11(a) (other than prepayments of Revolving Loans in connection with a termination of the Initial Revolving Commitments and the Amendment No. 7 Extended Revolving Commitments) of any Revolving Loans shall be made on a ratable basis among the Initial Revolving Loans and the Amendment No. 7 Extended Revolving Loans.”

2.11 Section 2.11(b) of the Credit Agreement is hereby amended by adding the following to the end of such Section 2.11(b): “For the avoidance of doubt, prior to the Revolving Maturity Date for the Initial Revolving Commitments, all prepayments pursuant to this Section 2.11(b) (other than prepayments of Revolving Loans in connection with a termination of the Initial Revolving Commitments and the Amendment No. 7 Extended Revolving Commitments) of any Revolving Loans shall be made on a ratable basis among the Initial Revolving Loans and the Amendment No. 7 Extended Revolving Loans.”

2.12 Section 2.12(a) of the Credit Agreement is hereby amended by adding the following to the end of such Section 2.12(a): “For the avoidance of doubt, prior to the Revolving Maturity Date for the Initial Revolving Commitments, all payments of such commitment fees shall be made on a ratable basis among the Lenders holding the Initial Revolving Loans and the Commitments and the Amendment No. 7 Extended Revolving Loans.”

2.13 Section 2.13 of the Credit Agreement is hereby amended by adding a new clause (f) to the end of such Section 2.13: “For the avoidance of doubt, prior to the Revolving Maturity Date for the Initial Revolving Commitments, all payments of interest shall be made on a ratable basis among the Lenders holding the Initial Revolving Commitments and the Amendment No. 7 Extended Revolving Commitments.”

2.14 Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Except with the consent of the Required Revolving Lenders, Holdco will not permit the Total Leverage Ratio (calculated as of the last day of the most recent fiscal quarter of Holdco for which financial statements were required to have been furnished to the Administrative Agent pursuant to Section 5.01) for any fiscal quarter of Holdco during which any Revolving Loans, Swing Line Loans and/or Letters of Credit (excluding, in the case of Letters of Credit, (i) undrawn Letters of Credit in an aggregate amount up to $15,000,000 and (ii) Letters of Credit which have been Cash Collateralized or otherwise back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) are issued and/or outstanding, to exceed the ratio set forth below opposite the period during which such last day occurs:

Date of Fiscal Quarter End	Ratio

Amendment No. 7 Effective Date – October 30, 2017	9.50 to 1.00

October 31, 2017 - July 30, 2018	9.00 to 1.00

July 31, 2018 and thereafter	8.50 to 1.00

Section 3. Other Amendments to Credit Agreement. Effective as of the Other Amendments Effective Date (as defined in Section 6 hereof), the Credit Agreement is hereby amended as follows:

3.1 Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“Amendment No. 7 Extension Period” means the period commencing on the Other Amendments Effective Date, and ending as of such date as (i) the aggregate Amendment No. 7 Extended Revolving Commitments are decreased/reduced to zero or are otherwise terminated, (ii) the outstanding principal amount of Amendment No. 7 Extended Revolving Loans is zero, and (iii) all Letters of Credit have been cancelled, Cash Collateralized or otherwise backstopped on terms reasonably satisfactory to the applicable Issuing Bank (including by “grandfathering” on terms reasonably acceptable to the Issuing Bank of the applicable Letters of Credit into a future credit facility).

“Amendment No. 7 Extended Revolving Commitment Provisions” means with respect to each of the provisions in the Credit Agreement amended pursuant to Section 3.2, 3.5, 3.6 or 3.7 of Amendment No. 7, such terms, conditions or restrictions effected pursuant to such Section 3.2, 3.5, 3.6 or 3.7, as applicable, that are in addition to terms, conditions and restrictions of such provisions that were in effect under the Loan Documents immediately prior to the Amendment No. 7 Effective Date and which need the consent of the Amendment No. 7 Required Revolving Lenders to waive; provided that for the avoidance of doubt, no term, condition or restriction of any such provision that was in effect immediately prior to the Amendment No. 7 Effective Date shall constitute an Amendment No. 7 Extended Revolving Commitment Provision.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Holdco Notes” means the 7.125%/7.875% Senior Contingent Cash Pay Notes due 2021, issued by Infor Software Parent, LLC and Infor Software, Inc. on April 8, 2014 in the aggregate principal amount outstanding on the Amendment No. 7 Effective Date (as such principal amount may be increased pursuant to payments of pay-in-kind interest thereon at a rate no greater than the rate in effect for such pay-in-kind interest on the Amendment No. 7 Effective Date).

“Other Amendments Effective Date” has the meaning assigned to such term in Amendment No. 7.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

3.2 Clause (g) of proviso in the definition of “Additional Term Notes” appearing in Section 1.01 of the Credit Agreement is hereby amended to add the following after the end of such clause: “(provided that, solely during the Amendment No. 7 Extension Period, Additional Term Notes may be issued or incurred only if the Amendment No. 7 Required Revolving Lenders have consented thereto in writing, provided however, no such Amendment No. 7 Required Revolving Lender consent shall be required if such First Lien Leverage Ratio (as calculated in conformity with the immediately preceding parenthetical phrase) on a Pro Forma Basis is not greater than 3.50:1.00 as of such Applicable Date of Determination)”.

3.3 The definition of “Defaulting Lender” appearing in Section 1.01 of the Credit Agreement is hereby amended to (a) delete the “or” immediately before clause (d)(ii) and (b) add the following immediately prior to the proviso appearing therein:

“, or (iii), solely during the Amendment No. 7 Extension Period, in the case of an Amendment No. 7 Consenting Revolving Lender, become the subject of a Bail-In Action”.

3.4 The definition of “LC Sublimit” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the dollar amount “100,000,000” appearing therein and replace such dollar amount with “60,000,000”.

3.5 Section 2.20(a)(ii) of the Credit Agreement is hereby amended to (a) replace the words “4.25:1.00 as of the Applicable Date of Determination” with the following: “4.25:1.00 as of the Applicable Date of Determination (provided that, solely during the Amendment No. 7 Extension Period, the Amendment No. 7 Required Revolving Lenders have consented to the incurrence of such Incremental Facility in writing, provided, however, no such Amendment No. 7 Required Revolving Lenders consent shall be required if such First Lien Leverage Ratio (without giving effect to any proceeds of the Incremental Facility for purposes of calculating the First Lien Leverage Ratio and assuming the amount of such Incremental Revolving Facility (if any) is fully drawn) computed on a Pro Forma Basis is not greater than 3.50:1.00 as of the Applicable Date of Determination)” and (b) add the following after the end of clause (II) thereunder:

“provided that, notwithstanding anything contained herein, solely during the Amendment No. 7 Extension Period, the Borrower shall not be permitted to incur Unrestricted Incremental First-Lien Indebtedness, unless the Amendment No. 7 Required Revolving Lenders otherwise consent in writing”.

3.6 Section 6.01(xxx) of the Credit Agreement is hereby amended to add the following immediately after the words “Unrestricted Additional Term Notes”:

“(provided, solely during the Amendment No. 7 Extension Period, the Amendment No. 7 Required Revolving Lenders consent in writing to allow the incurrence thereof)”.

3.7 Section 6.08(a)(xx) of the Credit Agreement is hereby amended to add the following immediately after the end of the proviso thereunder:

“; provided, further that, solely during the Amendment No. 7 Extension Period, Holdco and the Restricted Subsidiaries may make any Restricted Payments funded with amounts pursuant to clause (a) or (b) of the definition of Available Amount otherwise in accordance with this Section 6.08(a)(xx) (including without limitation subject to the immediately preceding proviso) only with the consent of the Amendment No. 7 Required Revolving Lenders, provided, however, that, Holdco and the Restricted Subsidiaries may make any Restricted Payments using the amounts pursuant to clause (a) or (b) of the definition of Available Amount without such Amendment No. 7 Required Revolving Lender consent for (i) Restricted Payments made to allow any Parent Entity (or, after an IPO, the Public Company), Holdco, or any Restricted Subsidiary to purchase Holdco’s, such Parent Entity’s (or, after an IPO, the Public Company’s) preferred stock, common stock, restricted stock or common stock options (or limited partnership units or other similar forms of Equity Interests) from current and/or former employees in an aggregate amount not to exceed, for all Restricted Payments made pursuant to this clause (i), $30,000,000 per fiscal year and (ii) Restricted Payments in an aggregate principal amount not to exceed the then accrued and unpaid cash interest (but not default interest) payable (but not in excess of the amount of cash interest that could have accrued at the rate of cash interest in effect on the Amendment No. 7 Effective Date) on the Holdco Notes so long as such Restricted Payment is applied to service such accrued and unpaid cash interest payable under the Holdco Notes (it being understood and agreed that, in any event, no such consent of the Amendment No. 7 Required Revolving Lenders shall be required to make Restricted Payments under this Section 6.08(a)(xx) pursuant to any clause other than clause (a) or (b) of the definition of Available Amount).”

3.8 Section 7.01(d) of the Credit Agreement is amended to (a) add “and the Amendment No. 7 Extended Revolving Commitment Provisions” immediately following the first time the reference to “Section 6.12” appears in such Section 7.01(d), (b) delete the “or” immediately before clause (ii) and replace it with a comma and (c) add the following clause (iii) immediately after the end of clause (ii) thereunder:

“(iii) any Amendment No. 7 Extended Revolving Commitment Provision; provided that an Event of Default under such Amendment No. 7 Extended Revolving Commitment Provision shall not constitute an Event of Default for purposes of any Term Loan, any Initial Revolving Commitments or any Initial Revolving Loans unless and until the Amendment No. 7 Required Revolving Lenders have, after giving the Borrower ten days’ prior written notice of their intention to do so (provided that such notice shall not be required if, at the time of such default of such Amendment No. 7 Extended Revolving Commitment Provision, an Event of Default shall exist and be continuing under Section 7.01 (other than under Section 7.01(d)(ii) or (iii)), terminated the Amendment No. 7 Extended Revolving Commitments and declared all outstanding Amendment No. 7 Revolving Exposures to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded (the “Amendment No. 7 Standstill Period”); provided further that, for the avoidance of doubt, whether or not the the Amendment No. 7 Required Revolving Lenders have delivered such notice, such default shall still constitute an Event of Default with respect to Amendment No. 7 Extended Revolving Commitments, Amendment No. 7 Extended Revolving Loans and Amendment No. 7 Consenting Revolving Lenders (including without limitation for the purposes of Section 4.02 )”.

3.9 The last paragraph of Section 7.01 of the Credit Agreement is amended by changing the parenthetical after “with the consent of the Required Lenders may, and at the request of the Required Lenders shall” to (a) add “, Revolving Loans” immediately following the where the words “Revolving Commitments,” appear in such parenthetical, (b) add “(x)” immediately before “if an Event of Default under Section 7.01(d)(ii)” appearing therein and (c) add the following immediately before the end of the parenthetical:

“and (y) if an Event of Default under Section 7.01(d)(iii) occurs and is continuing and prior to the expiration of the Amendment No. 7 Standstill Period, with the consent of the Amendment No. 7 Required Revolving Lenders may, and at the request of the Amendment No. 7 Required Revolving Lenders shall, and in such case only with respect to the Amendment No. 7 Extended Revolving Commitments, Amendment No. 7 Extended Revolving Loans, Swing Line Loans, and any Letters of Credit”.

3.10 The last paragraph of Section 7.01 of the Credit Agreement is amended by changing the parenthetical after “take either or both of the following actions, at the same or different times” to (a) add “(x)” immediately after the words “paragraph (d) of this Section 7.01” and (b) add the following immediately before the end of the parenthetical:

“and (y) in respect of a failure to observe or perform any Amendment No. 7 Extended Revolving Commitment Provision, the following actions may not be taken until at least ten days after the Borrower’s receipt of written notice from the Amendment No. 7 Required Revolving Lenders of their intention to take such actions or at any time after the end of the Amendment No. 7 Extension Period (provided that such notice shall not be required if, at the time of such failure to so observe or perform any Amendment No. 7 Extended Revolving Commitment Provision, an Event of Default shall exist and be continuing under Section 7.01 (other than under Section 7.01(d)(ii) or (iii))”.

3.11 Section 9.02(g) of the Credit Agreement is amended to (a) add “(i)” immediately after clause “(z)” thereunder” and (b) add the following immediately before the end of the parenthetical:

“and (ii) only the consent of the Amendment No. 7 Required Revolving Lenders shall be necessary to amend or waive the terms and provisions of the Amendment No. 7 Extended Revolving Commitment Provisions and Section 7.01(d)(iii) (and related definitions as used in such Amendment No. 7 Extended Revolving Commitment Provisions and such Section 7.01(d)(iii), but not as used in other Sections of this Agreement)”.

3.12 Section 9.04(b)(i) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower, provided that (I) no consent of the Borrower shall be required for an assignment of all or any portion of a Term Loan or Term Commitment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Sections 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing, for an assignment of a Loan or Commitment to any assignee and (II) during the 120 day period following the Closing Date, the Borrower shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified in the initial allocations of the Loans provided by the Administrative Agent to the Borrower and reviewed and approved by the Borrower in writing on or prior to the Closing Date, (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan or Commitment to a Lender, an Affiliate of a Lender, any Affiliated Lender or an Approved Fund or pursuant to Section 2.11(i) and (C) in the case of any assignment of a Revolving Commitment, the Swingline Lender and the Issuing Bank, provided that no consent of such Swingline Lender or Issuing Bank shall be required for any assignment of a Term Loan or any assignment to any then existing Revolving Lender.”

3.13 Article IX of the Credit Agreement is amended to add a new Sections 9.19 and 9.20 thereto which reads as follows:

“Section 9.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Solely during the Amendment No. 7 Extension Period and solely with respect to the Amendment No. 7 Extended Consenting Lenders, the Administrative Agent, the Borrower and Holdings, to the extent an EEA Financial Institution is a party to this Agreement as an Amendment No. 7 Extended Consenting Lender or Administrative Agent and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any Amendment No. 7 Extended Consenting Lender, the Administrative Agent, the Borrower or Holdings, the Borrower, Holdings, the Administrative Agent and each Amendment No. 7 Consenting Revolving Lender acknowledges that any liability of any Revolving Lender, Issuing Bank or Swingline Lender that is an Amendment No. 7 Extended Consenting Lender and an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Revolving Lender, Issuing Bank or Swingline Lender that is an Amendment No. 7 Extended Consenting Lender and an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.20 Termination of Amendment No. 7 Extended Revolving Commitment Provisions. Immediately upon the end of the of the Amendment No. 7 Extension Period, each of the Amendment No. 7 Extended Revolving Commitment Provisions, as well as Section 9.19 and clause (d)(iii) of the definition of Defaulting Lender, shall, automatically and without further action from any Person, terminate and cease to be in force or effect and shall be deemed no longer to exist for all purposes under the Credit Agreement and the other Loan Documents.”

Section 4. Representations. Each Loan Party hereby represents and warrants that on the Amendment No. 7 Effective Date and after giving effect to the 2016 Revolver Commitment Reduction/Extension Amendments:

4.1 This Amendment No. 7 (and the transactions contemplated hereby to occur on the Amendment No. 7 Effective Date or the Other Amendments Effective Date, as applicable) has been duly authorized by all necessary corporate or other organizational action by each of the Loan Parties and constitutes, and each other Loan Document to which any Loan Party is a party has been duly authorized by all necessary corporate or other organizational action by such Loan Party, and each Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdco, the Borrower or such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.2 The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are a party (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, in each case as of the Amendment No. 7 Effective Date, (ii) filings necessary to perfect Liens created under the Loan Documents, and (iii) those consents, approvals, negotiations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Organizational Document of Holdco, the Borrower or any other Loan Party, (c) will not violate any Requirement of Law applicable to Holdco or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdco or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by Holdco or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, in each case as of the Amendment No. 7 Effective Date, and (e) will not result in the creation or imposition of any Lien on any asset of Holdco or any Restricted Subsidiary, except Liens created under the Loan Documents and Liens permitted under Section 6.02 of the Credit Agreement, except in the cases of clauses (a), (c) and (d) above where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5. Effectiveness of 2016 Revolver Commitment Reduction/Extension Amendments. The 2016 Revolver Commitment Reduction/Extension Amendments set forth in Section 2 of this Amendment No. 7 shall become effective as of the first date (such date being referred to as the “Amendment No. 7 Effective Date”) when each of the following conditions shall have been satisfied (or waived) in accordance with the terms therein (it being understood that for the avoidance of doubt the Amendment No. 7 Effective Date shall have occurred on August 15, 2016):

(a) This Amendment No. 7 shall have been executed and delivered by Holdco, the Borrower, the Subsidiary Loan Parties, the Administrative Agent, the Collateral Agent, each Amendment No. 7 Consenting Revolving Lender, the Issuing Bank and the Swingline Lender;

(b) The Administrative Agent (or its counsel) shall have received Note(s) executed by the Borrower for each Revolving Lender that requests such Note(s) at least one Business Day prior to the Amendment No. 7 Effective Date.

(c) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 7 Effective Date) of Kirkland & Ellis LLP, counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent. Each of Borrower and Holdco hereby requests such counsel to deliver such opinion.

(d) The Administrative Agent shall have received: (i) a copy of each Organizational Document of the Borrower and Holdco, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of each Loan Party executing this Amendment No. 7; (iii) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment No. 7 and the other documents to which such Loan Party is a party as of the Amendment No. 7 Effective Date, certified as of the Amendment No. 7 Effective Date by such Loan Party as being in full force and effect without modification or amendment; and (iv) a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of Holdco’s and the Borrower’s respective jurisdiction of incorporation, organization or formation dated a recent date prior to the Amendment No. 7 Effective Date.

(e) The Administrative Agent shall have received a certificate, dated the Amendment No. 7 Effective Date and signed by a Responsible Officer or the President or Vice President of Holdco, confirming compliance with the conditions set forth in paragraphs (g) and (h) of this Section 5.

(f) The Administrative Agent shall have received from the Borrower, to the extent invoiced at least one Business Day prior to the Amendment No. 7 Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any Loan Document.

(g) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, in each case at the time of and immediately after giving effect to this Amendment No. 7 (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects, as the case may be, as of such earlier date).

(h) At the time of and immediately after giving effect to this Amendment No. 7, no Default shall have occurred and be continuing.

(i) The Administrative Agent shall have received, for the account of each Amendment No. 7 Consenting Revolving Lender, upfront fees in an amount equal to 0.50% of such respective Revolving Lender’s commitment to provide Extended Revolving Commitments pursuant to this Amendment No. 7.

(j) The Borrower shall have notified the Administrative Agent of its election to reduce the aggregate Revolving Commitments by $30,000,000 on the Amendment No. 7 Effective Date, one Business Day prior to Amendment No. 7 Effective Date, in accordance with Section 2.08(c) of the Credit Agreement.

(k) If after giving effect to the reduction of the aggregate Revolving Commitments to $120,000,000, the aggregate Revolving Exposures would have exceeded the aggregate Revolving Commitments, the Borrower shall have prepaid Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit Cash Collateral in an account with the Administrative Agent pursuant to Section 2.23) in an aggregate amount equal to such excess.

Section 6. Effectiveness of Other Amendments.

The Other Amendments set forth in Section 3 of this Amendment No. 7 shall become effective on the Revolving Maturity Date for the Initial Revolving Loans (such date, the “Other Amendments Effective Date”).

Section 7. Reference to and Effect on the Loan Documents.

(a) As of the Amendment No. 7 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended to reflect the amendments set forth in Section 2 hereof. As of the Other Amendments Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended to reflect the amendments set forth in Section 3 hereof. Each of the table of contents and lists of Exhibits to the Credit Agreement shall be deemed to be amended to reflect the amendments set forth in Section 2 hereof as of the Amendment No. 7 Effective Date and the amendments set forth in Section 3 hereof as of the Other Amendments Effective Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment No. 7 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, Holdco, the Borrower, the Administrative Agent, the Collateral Agent or the Issuing Bank under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) On and after the Amendment No. 7 Effective Date, this Amendment shall constitute an Extension Amendment and a Loan Document. Revolving Commitments of each Amendment No. 7 Consenting Revolving Lender shall constitute “Extended Revolving Commitments”. Revolving Loans of each Amendment No. 7 Consenting Revolving Lender shall constitute “Extended Revolving Loans”. Each Amendment No. 7 Consenting Revolving Lender shall constitute an “Extending Revolving Loan Lender” for purposes of the Credit Agreement and shall be a “Lender” for purposes of the Loan Documents.

Section 8. Acknowledgement and Reaffirmation of Guarantors. The Guarantors acknowledge and consent to all terms and conditions of this Amendment No. 7 and agree that this

Amendment No. 7 and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Loan Documents, except as explicitly provided for herein. Each Guarantor hereby ratifies and confirms its obligations under the Loan Documents, including the Collateral Agreement and Guaranties and including, without limitation, its guarantee of the Obligations and its grant of the security interest in the Collateral (as defined in any applicable Security Documents) to secure the Obligations (including any Obligations resulting from the Amendment No. 7 Extended Revolving Commitments and Amendment No. 7 Extended Revolving Loans

Section 9. Counterparts; Integration. This Amendment No. 7 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment No. 7 and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Loan Party, the Administrative Agent, the Collateral Agent, the Issuing Bank nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Delivery of an executed counterpart of a signature page of this Amendment No. 7 by telecopy or electronic transmission (including Adobe pdf file) shall be effective as delivery of an original executed counterpart of this Amendment No. 7.

Section 10. Governing Law.

(a) This Amendment No. 7 shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdco, the Borrower or their respective properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Amendment No. 7 irrevocably consents to service of process in the manner provided for notices in Section 9.01 to the Credit Agreement. Nothing in any Loan Document will affect the right of any party to this Amendment No. 7 to serve process in any other manner permitted by law.

Section 11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT NO. 7 BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12. Headings. Section headings and used herein are for convenience of reference only, are not part of this Amendment No. 7 and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment No. 7.

Section 13. USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of Holdco and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdco and the Borrower in accordance with the Act.

Section 14. Loss of FATCA Grandfathering. Solely for purposes of FATCA, from and after the Amendment No. 7 Effective Date, Holdco, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize Holdco, the Borrower and Administrative Agent to treat), the Credit Agreement and any Loans made thereunder (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment No. 7 to Credit Agreement has been executed by the parties hereto as of the date first written above.

INFOR, INC.,
as Holdco

By:	/s/ Gregory M. Giangiordano
Name:	Gregory M. Giangiordano
Title:	President

INFOR (US), INC.,
as the Borrower

By:	/s/ Gregory M. Giangiordano
Name:	Gregory M. Giangiordano
Title:	President

INFOR PUBLIC SECTOR, INC.,
SENECA ACQUISITION SUBSIDIARY INC.,
INFOR (GA), INC., and
INFINIUM SOFTWARE, INC.,
as Subsidiary Loan Parties

By:	/s/ Gregory M. Giangiordano
Name:	Gregory M. Giangiordano
Title:	President

Signature Page to

Amendment No. 7 to Credit Agreement

BANK OF AMERICA, N.A.,
as the Administrative Agent and Collateral Agent

By:	/s/ David Strickert
Name:	David Strickert
Title:	Managing Director

Signature Page to

Amendment No. 7 to Credit Agreement

BANK OF AMERICA, N.A.,
as the Issuing Bank, Swingline Lender and a Revolving Lender

By:	/s/ David Strickert
Name:	David Strickert
Title:	Managing Director

Signature Page to

Amendment No. 7 to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Revolving Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Warren Van Heyst
Name:	Warren Van Heyst
Title:	Authorized Signatory

Signature Page to

Amendment No. 7 to Credit Agreement

JPMorgan Chase Bank N.A,
as a Revolving Lender

By:	/s/ John G. Kowalczuk
Name:	John G. Kowalczuk
Title:	Executive Director

If a second signature is necessary:

By:
Name:
Title:

Signature Page to

Amendment No. 7 to Credit Agreement

Barclays Bank PLC,
as a Revolving Lender

By:	/s/ Christopher Aitkin
Name:	Christopher Aitkin
Title:	Assistant Vice President

Signature Page to

Amendment No. 7 to Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC.
as a Revolving Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

Signature Page to

Amendment No. 7 to Credit Agreement

Deutsche Bank AG New York Branch
as a Revolving Lender

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

If a second signature is necessary:

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

Signature Page to

Amendment No. 7 to Credit Agreement

ROYAL BANK OF CANADA,
as a Revolving Lender

By:	/s/ Sheldon Pinto
Name:	Sheldon Pinto
Title:	Authorized Signatory

Signature Page to

Amendment No. 7 to Credit Agreement

MORGAN STANLEY BANK, N.A.
as a Revolving Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page to

Amendment No. 7 to Credit Agreement

Exhibit A

[SEE ATTACHED]

SCHEDULE 2.01

TO

CREDIT AGREEMENT

COMMITMENTS

Revolving Commitment

Lender	Commitment
Bank of America, N.A.	$36,000,000.00
Credit Suisse AG, Cayman Islands Branch	$17,333,333.33
JPMorgan Chase Bank, N.A.	$17,333,333.33
Barclays Bank PLC	$16,000,000.00
Morgan Stanley Senior Funding, Inc.	$10,797,333.34
Deutsche Bank AG New York Branch	$8,000,000.00
Royal Bank of Canada	$8,000,000.00
Morgan Stanley Bank, N.A.	$6,536,000.00

Total	$120,000,000.00

Swingline Commitment

Lender	Commitment
Bank of America, N.A.	$40,000,000

Total	$40,000,000